Exhibit 99.1

Summary of Historical Condensed Consolidated Financial Information

The summary historical consolidated financial and other data presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto contained in our Current Report on Form 8-K filed on June 4, 2009 (which retrospectively adjusted the audited Financial Statements and Supplemental Data in our Annual Report on Form 10-K for the year ended December 31, 2008) and the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, which are incorporated by reference herein. The summary historical consolidated financial data and other data set forth below for, and as of the end of the fiscal years ended December 31, 2006, 2007 and 2008 have been derived from our audited consolidated financial statements. The summary historical consolidated financial data and other data set forth below for, and as of the end of the three month periods ended March 31, 2008 and 2009 have been derived from our unaudited consolidated financial statements and have been prepared on the same basis as the audited consolidated financial statements included elsewhere herein. In the opinion of management, the interim data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of results for these periods. Operating results for the three month period ended March 31, 2009 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2009.

	Year Ended December 31,			Three Months Ended March 31,		Twelve Months Ended March 31, 2009
	2006	2007	2008	2008	2009
	(dollars in thousands)
Statement of Operations Data:
Product revenues	$1,822,141	$1,970,106	$2,224,704	$543,261	$563,080	$2,244,523
Service revenues	989,242	1,030,672	1,079,473	267,346	279,481	1,091,608

Total revenues	2,811,383	3,000,778	3,304,177	810,607	842,561	3,336,131
Cost of products	1,753,638	1,925,547	2,163,943	532,027	551,585	2,183,501
Cost of services:
Operating compensation and benefits	458,006	479,177	523,939	130,188	137,640	531,391
Other operating costs	274,665	293,677	321,947	76,796	80,696	325,847
Depreciation and amortization	69,351	73,159	72,790	18,601	17,565	71,754

Total cost of services	802,022	846,013	918,676	225,585	235,901	928,992
Total cost of products and services	2,555,660	2,771,560	3,082,619	757,612	787,486	3,112,493
General and administrative expense	76,948	84,326	76,883	19,988	18,131	75,026
Impairment, restructuring and other charges, net	—	15,126	384,929	381,306	1,409	5,032
Depreciation and amortization	13,983	16,172	30,017	7,153	7,533	30,397

Total costs and expenses	2,646,591	2,887,184	3,574,448	1,166,059	814,559	3,222,948
Income (loss) from operations	164,792	113,594	(270,271)	(355,452)	28,002	113,183
Other income (expense):
Interest expense, net	(92,870)	(95,342)	(92,757)	(24,200)	(22,622)	(91,179)
Other income (expense), net	—	—	2,213	1,371	—	842

Income (loss) before income taxes	71,922	18,252	(360,815)	(378,281)	5,380	22,846
Income tax (provision) benefit	(27,509)	(7,447)	(6,351)	922	(3,604)	(10,877)

Net income (loss)	44,413	10,805	(367,166)	(377,359)	1,776	11,969
Less: Net income attributable to non-controlling interests	(2,388)	(3,619)	(3,324)	(715)	(759)	(3,368)

Net income (loss) attributable to the Company	$42,025	$7,186	$(370,490)	$(378,074)	$1,017	$8,601

Other Financial Data:
EBITDA(1)	$250,275	$203,678	$(165,361)	$(329,143)	$53,669	$217,451
Adjusted EBITDA(2)	250,275	218,804	219,568	52,163	55,078	222,483
Capital Expenditures	82,571	90,850	88,743	23,624	16,047	81,166

	Fiscal Year Ended December 31,			Three Months Ended March 31,		Twelve Months Ended March 31, 2009
	2006	2007	2008	2008	2009
	(dollars in thousands)
Statement of Cash Flows Data:
Net cash provided by (used in)
Operating activities	$43,639	$198,030	$141,487	$50,864	$31,027	$121,650
Investing activities	(110,768)	(93,170)	(137,004)	(57,416)	(15,342)	(94,930)
Financing activities	223,058	(237,370)	(49,263)	(2,316)	(11,318)	(58,265)

Balance Sheet Data:
Working capital	$254,022	$202,232	$198,616	$165,279	$205,005
Total assets	2,359,982	2,208,650	1,842,853	1,887,973	1,809,697
Long term debt, excluding current maturities	1,069,664	1,031,569	1,061,133	1,056,498	1,053,867
Total liabilities	1,765,093	1,641,110	1,633,866	1,697,850	1,603,235
Total Company Stockholder’s equity	580,741	554,323	195,415	176,829	192,937

Key Operating Data:
Services Volume
Cancer centers (at end of period)	80	77	80	79	80
Medical oncology visits	9,793	10,028	10,816	10,572	11,274
Radiation treatments	2,698	2,719	2,732	2,731	2,678
PET systems (at end of period)	33	34	37	34	38
PET scans	163	180	207	193	219
New patients enrolled in research studies	2,723	3,050	3,447
Affiliated physicians (at end of period)	1,067	1,199	1,211	1,247	1,227
Physician practice affiliations	112	132	112	66	50
Recruited physicians	61	58	52	5	10

Twelve Months Ended March 31, 2009
(dollars in thousands)
Adjusted Credit Statistics(3)
Cash and cash equivalents (at end of period)	$111,751
Secured Debt(4)	789,150
Total Debt(5)	1,095,745
Total Net Debt(6)	983,994
Interest Expense(7)
EBITDA	217,451
Adjusted EBITDA	222,483
Ratio of Secured Debt to Adjusted EBITDA	3.5x
Ratio of Total Debt to Adjusted EBITDA	4.9x
Ratio of Total Net Debt to Adjusted EBITDA	4.4x
Ratio of Adjusted EBITDA to interest expense

(1)

EBITDA is net income before interest, taxes, depreciation, amortization (including amortization of stock-based compensation), and other (income) expense. We believe EBITDA is a commonly applied measurement of financial performance. Adjusted EBITDA represents EBITDA adjusted for the various items described below. EBITDA and Adjusted EBITDA do not represent income or cash flows from operations, as these terms are defined under generally accepted accounting principles, and should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity. We believe that EBITDA and Adjusted EBITDA are useful to investors, since it can provide investors with additional information that is not directly available in a GAAP presentation. Each gives investors an indication of our liquidity and financial condition and each is used in evaluating the value of companies in general and in evaluating the liquidity of companies, their debt service obligations and their ability to service their indebtedness. EBITDA and Adjusted

EBITDA are a key tool used by management in assessing business performance and financial condition both with respect to our business as a whole and with respect to individual sites or product lines. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures reported by other companies. See our Current Report on Form 8-K filed on June 4, 2009 and the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, both of which been incorporated by reference herein. The following sets forth a reconciliation of EBITDA to net income (loss) and Adjusted EBITDA to EBITDA.

	Year Ended December 31,			Three Months Ended March 31,		Twelve Months Ended March 31, 2009
	2006	2007	2008	2008	2009
	(dollars in thousands)
Net income (loss)	$44,413	$10,805	$(367,166)	$(377,359)	$1,776	$11,969
Interest expense, net	92,870	95,342	92,757	24,200	22,622	91,179
Income tax provision (benefit)	27,509	7,447	6,351	(922)	3,604	10,877
Depreciation and amortization	83,334	89,331	102,807	25,754	25,098	102,151
Amortization of stock compensation	2,149	753	2,103	555	569	2,117
Other (income) expense, net	—	—	(2,213)	(1,371)	—	(842)

EBITDA	$250,275	$203,678	$(165,361)	$(329,143)	$53,669	$217,451
Impairment, restructuring and other charges	—	15,126	384,929	381,306	1,409	5,032

Adjusted EBITDA	$250,275	$218,804	$219,568	$52,163	$55,078	$222,483

(2)	Adjusted EBITDA reflects EBITDA, less impairment, restructuring and other charges, net.
(3)	These as adjusted statistics are calculated using historical financial data as adjusted to give effect to the offering of the notes and use of proceeds therefrom, as if each occurred on March 31, 2009, other than interest expense, EBITDA and the ratio of interest expense to EBITDA, which are calculated as if such transactions occurred on March 31, 2008.
(4)	Secured debt consists of the notes offered hereby and our existing senior notes. There are no amounts outstanding under our existing senior secured revolving credit facility, which is also secured debt.
(5)	Represents actual total debt of $1,067.4 million plus the notes offered hereby of $465.0 million less the amounts outstanding under our existing term loan of $436.7 million (which term loan is to be retired in connection with this offering).
(6)	Represents total debt less cash and cash equivalents.
(7)	Interest expense reflects the interest rate on the notes offered hereby and the revised interest rate on our existing senior secured revolving credit facility following the amendment to such facility entered into in connection with this offering. See “Description of Certain Other Indebtedness—Our Existing Senior Secured Revolving Credit Facility.” Each quarter point change in the assumed interest rate would result in a $1.2 million change in annual interest expense on the notes offered hereby.

3